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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2008

                            HAMPSHIRE GROUP, LIMITED
             (Exact name of Registrant as specified in its charter)

           Delaware                      000-20201               06-0967107
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization

1924 Pearman Dairy Road, Anderson, South Carolina             29625
    (Address of principal executive offices)               (Zip code)

                                 (864) 231-1200
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.     Departure of Directors or Certain Officers; Election of
               Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 30, 2008, Hampshire Group, Limited (the "Company") entered into an Employment Agreement with Michael S. Culang (the "Agreement"), pursuant to which Mr. Culang has agreed to continue to serve as the President and Chief Executive Officer of the Company for an indefinite term or until his resignation, retirement, death, disability, or removal. The Agreement provides Mr. Culang with an annual base salary of $800,000 and an annual discretionary bonus based upon achievement of annual Company and/or individual performance objectives established by the Compensation Committee each year.

     In the event that Mr. Culang's employment is terminated (A) by the Company without "cause" (as defined in the Agreement), (B) by Mr. Culang for "good reason" (as defined in the Agreement), or (C) as a result of Mr. Culang's death or disability, he will be entitled to (i) the payment of certain accrued obligations, (ii) any unpaid annual bonus with respect to any prior completed fiscal year, and (iii) a pro rata portion of his annual bonus for the year of termination. Additionally, if Mr. Culang's employment is terminated by the Company without cause or by Mr. Culang for good reason with notice, in each case either prior to or more than one year following a "change in control" (as defined in the Agreement), he will also be entitled to a lump sum cash payment equal to one and a half (1.5) times the average salary and discretionary or performance-based bonus paid to Mr. Culang over the three years immediately preceding such termination.

     Within 30 days after a change in control, in lieu of any severance or similar payments that may otherwise become due to Mr. Culang within a year following such change in control, the Company will pay Mr. Culang a lump sum cash payment equal to two (2) times the average salary and discretionary or performance-based bonus paid to Mr. Culang over the three years immediately preceding the change in control.

     The Agreement also imposes on Mr. Culang certain confidentiality, non-compete, and non-solicit obligations. The non-compete and non-solicit obligations continue for eighteen (18) months following the termination of Mr. Culang's employment for any reason.

     A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are filed herewith:

10.1  Employment Agreement by and between Hampshire Group, Limited and Michael
      S. Culang, dated July 30, 2008.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         HAMPSHIRE GROUP, LIMITED



                         By: /s/ Jonathan Norwood
                             ---------------------------------------------------
                             Name:   Jonathan Norwood
                             Title:  Vice President and Chief Financial Officer

Dated:  August 4, 2008